                        LONG-TERM INCENTIVE COMPENSATION PLAN
                         NON-QUALIFIED STOCK OPTION AGREEMENT
               WITH RIGHT TO ACQUIRE ACCELERATED OWNERSHIP STOCK OPTION
                          GRANT DATE: _____________________

EMPLOYEE'S NAME:  PAUL M. HAZEN

1. GRANT OF OPTION - GRANT#______ The Corporation has granted the Employee a Non-Qualified Stock Option ("Option") to purchase _______ Shares of the Corporation's common stock ("Stock").

2.     OPTION PURCHASE PRICE.  The Option purchase price is $_______ per
Share.

3. TERM AND EXERCISE OF OPTION. The Option will become exercisable in increments over a period of three years [three equal installments vesting on the first, second and third anniversaries of the date of grant] as indicated in the attached Notice of Grant of Stock Options and Option Agreement. Each increment of this grant may be exercised between the vesting date and the expiration date [ten years from the date of grant] indicated in the Notice of Grant of Stock Options and Option Agreement provided you are continuously employed by the Corporation or an Affiliate ("Wells Fargo"). If your employment with Wells Fargo is terminated, the Option may be exercised only as described in paragraph 4 below. While you are alive, the Option may be exercised only by you or your legal representative.

To exercise all or part of the Option, deliver a "Notice of Exercise" to the Corporation's Stock Option Administrator, Norwest Center, Sixth and Marquette, Minneapolis, MN 55479-1037, specifying the number of whole Shares you wish to purchase. You must pay the total Option price for that number of Shares on the day that you exercise either (a) in cash or (b) in whole Shares of Stock valued at its Fair Market Value on the date of exercise (except that cash may be used to buy up to the next whole Share). If Stock is used to pay the purchase price, the Stock used must have been (x) owned by you for at least six months prior to the date of exercise or purchased by you in the open market and (y) must not have been used in a stock-for-stock swap transaction within the preceding six months.

4. TERMINATION OF EMPLOYMENT. If your termination of employment is due to your "Disability" or is by the Corporation for other than "Cause" or by you for "Good Reason," this Option grant will immediately vest and remain exercisable until the expiration date indicated in the Notice of Grant of Stock Options and Option Agreement or until one year after your date of death, whichever occurs first. If you die while you are employed by Wells Fargo, the entire Option is immediately vested and exercisable, and the beneficiary as set forth in the Plan may exercise the Option until one year after the date of your death or until the Option expires, whichever occurs first. If your termination of employment is by the Corporation for "Cause" or by you without "Good Reason," this Option grant will expire on your termination date. Terms in quotation marks in this paragraph are used as defined in your Employment Agreement with the Corporation dated as of June 7, 1998.

5. WITHHOLDING TAXES. When you exercise this Option, you agree to pay all required withholding taxes to your Wells Fargo employer. Income taxes are computed based on the difference between the Fair Market Value (the average of the highest and lowest prices of Wells Fargo common stock) of the Shares acquired on the date of exercise and the Option price for those Shares. Taxes may be paid either in cash or, if you elect, by having the Corporation withhold from the Shares to be issued a number of shares (valued at their Fair Market Value on the date of exercise) necessary to satisfy the taxes. The Corporation is not obligated to deliver the Shares until withholding obligations are met.

6. AWARD OF ACCELERATED OWNERSHIP NON-QUALIFIED STOCK OPTION ("AO"). If you exercise this Option while you are employed by Wells Fargo and pay the purchase price in Stock, you are hereby granted an AO at the Fair Market Value on the date of such exercise. The AO grant equals the number of whole Shares used in the swap exercise to pay the purchase price plus a number of Shares with respect to taxes payable upon exercise, determined in accordance with procedures approved by the Committee which take into account estimated incremental tax rates. Subject to the provisions of paragraphs 3 and 4, the AO may be exercised between the date of grant and the date of expiration of this Option. The AO shall be evidenced by an agreement containing such other terms and conditions as the Committee approves. No AO is granted if the Option is exercised after your Retirement, permanent disability, death or other termination of employment.

7. TRANSFERABILITY OF OPTION. This Option may be transferred only by will, the laws of descent and distribution or by your designating a beneficiary in accordance with Section 9.1(e) of the Plan.

8. NO AGREEMENT FOR WELLS FARGO TO CONTINUE YOUR EMPLOYMENT. Nothing in this Agreement gives you any right to continued employment .

9. GENERAL RESTRICTIONS. The Corporation may delay the exercise of any Option if it determines that (a) the Shares subject to the Option should be listed, registered or qualified on any securities exchange or under any law, or (b) the consent of a regulatory body is desirable.

10. ADDITIONAL PROVISIONS AND INTERPRETATION OF THIS AGREEMENT. Capitalized terms not defined in this Agreement are used as defined in the Plan. Interpretations of the Plan and this Agreement by the Committee are binding on you and the Corporation.

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                                  WELLS FARGO
                     LONG-TERM INCENTIVE COMPENSATION PLAN
                        RESTRICTED STOCK GRANT AGREEMENT

This Restricted Stock Agreement (this "Agreement") between Wells Fargo & Company, formerly known as Norwest Corporation (the "Corporation"), and Paul
M. Hazen (the "Participant") is dated as of __________________.

1.     GRANT - GRANT NUMBER:       The Corporation hereby grants Participant
       _______ shares of the Corporation's Restricted Stock (the "Restricted Stock Grant") subject to the terms of this Agreement.

2. TRANSFER RESTRICTION: Participant may not sell, assign, pledge, encumber or otherwise transfer any of the shares of the Restricted Stock Grant until the Restriction Lapse described in paragraph 3 below ("Transfer Restriction"). Prior to the Restriction Lapse, any stock certificates issued to Participant for the Restricted Stock Grant shall be in the sole custody of the Corporation.

3. RESTRICTION LAPSE: Subject to the terms of this Agreement, the Transfer Restriction on the Restricted Stock Grant shall lapse in twenty percent increments (rounded down to the nearest whole share) on each anniversary of the date of grant (if not forfeited prior to the date of the restriction lapse).

       Provided, however, that if Participant is an Employee immediately prior to a reorganization as described in Section 13 of the Plan, the Transfer Restriction shall lapse immediately prior to the consummation of the reorganization for the entire Restricted Stock Grant. In addition, if Participant is an Employee immediately prior to a change in the Board as described in Section 14 of the Plan and thereafter within six months after said change in the Board terminates his or her employment with the Corporation or an Affiliate for any reason other than death, permanent disability or Retirement, the Transfer Restriction shall lapse on said termination date for the entire Restricted Stock Grant.

       Upon lapse of the Transfer Restriction, stock certificates issued to Participant for said shares shall be delivered to the Participant.

4. FORFEITURE: Participant's right to retain the Restricted Stock Grant, or any portion thereof, is subject to his/her continuous employment by the Corporation or an Affiliate until the Restriction Lapse. If Participant's employment by the Corporation or an Affiliate terminates prior to the Restriction Lapse, the Restricted Stock Grant (or the relevant portion(s) thereof) shall be treated as follows: If Participant's termination of employment is due to his "Disability" or death or is by the Corporation for other than "Cause" or by the Participant for "Good Reason," the Transfer Restriction shall lapse and this Restricted Stock Grant will immediately vest. If Participant's termination of employment is by the Corporation for "Cause" or by the Participant without "Good Reason," any unvested portion of this Restricted Stock Grant shall be forfeited and revert to the Corporation on the termination date. Terms in quotation marks in this paragraph are used as defined in Participant's Employment Agreement with the Corporation dated as of June 7, 1998.

5. VOTING POWER AND TAXES: Prior to the earlier of the Restriction Lapse or forfeiture of the Restricted Stock Grant, Participant shall have voting power with respect to said shares and shall receive dividends thereon. Any dividends or other distributions with respect to the Restricted Stock Grant which are payable in Stock shall be subject to the same restrictions then applicable to the Restricted Stock Grant and shall thereafter be considered Restricted Stock for purposes of this Agreement. If Participant recognizes ordinary income on the Restricted Stock Grant or any related payments, it may be necessary to withhold income taxes and social security taxes. Participant agrees to pay the Corporation or its Affiliate to satisfy any withholding obligations. Payment may be made by Participant in cash or, at Participant's election, the Corporation may withhold from the Shares to be issued the number of Shares (based on the Fair Market Value of the Stock as of the date of the Restriction Lapse) that would satisfy the withholding taxes due (except that any fractional share amount shall be paid by the Participant in cash). The Corporation will not be obligated to deliver any stock certificates for said Shares until withholding obligations are met.

6. DEFINITIONS: Capitalized terms not otherwise defined herein are used as defined in the Corporation's Long-Term Incentive Compensation Plan, as amended (the "Plan").

7. Nothing in this Agreement shall confer upon Participant any right to continue in the employ of the Corporation or any of its Affiliates.

8. This Agreement is binding on the parties hereto and their respective successors and assigns. It is governed and construed in accordance with the laws of Minnesota.

       IN WITNESS WHEREOF, the Participant and the Corporation have executed this Agreement as of the date above.


WELLS FARGO & COMPANY
FORMERLY KNOWN AS
NORWEST CORPORATION




By:
    ----------------------------
Its: Executive Vice President



------------------------------------------
Paul Hazen